Exhibit 99.2

September 1, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the disclosure included in Item 4.02 (a) and (b) of Form 8-K for the events that occurred on August 25 and 26, 2004, to be filed by our client Implant Sciences Corporation.  We agree with the statements made in those items insofar as they relate to our Firm.

Yours truly,

/s/ BDO Seidman, LLP